Distribution Agreement - Schedules – CFST II

Schedule I

As of June 17, 2020

Columbia Funds Series Trust II

Columbia Capital Allocation Aggressive Portfolio

Columbia Capital Allocation Conservative Portfolio

Columbia Capital Allocation Moderate Portfolio

Columbia Commodity Strategy Fund

Columbia Contrarian Asia Pacific Fund

Columbia Contrarian Europe Fund

Columbia Disciplined Core Fund

Columbia Disciplined Growth Fund

Columbia Disciplined Value Fund

Columbia Diversified Equity Income Fund

Columbia Dividend Opportunity Fund

Columbia Emerging Markets Bond Fund

Columbia Flexible Capital Income Fund

Columbia Floating Rate Fund

Columbia Global Equity Value Fund

Columbia Global Opportunities Fund

Columbia Global Infrastructure Fund

Columbia Government Money Market Fund

Columbia High Yield Bond Fund

Columbia Income Builder Fund

Columbia Income Opportunities Fund

Columbia Limited Duration Credit Fund

Columbia Minnesota Tax-Exempt Fund

Columbia Mortgage Opportunities Fund

Columbia Overseas Core Fund

Columbia Select Global Equity Fund

Columbia Select Large Cap Value Fund

Columbia Select Small Cap Value Fund

Columbia Seligman Communications and Information Fund

Columbia Seligman Global Technology Fund

Columbia Short-Term Cash Fund

Columbia Small/Mid Cap Value Fund

Columbia Strategic Municipal Income Fund

Columbia U.S. Government Mortgage Fund

Multi-Manager Value Strategies Fund

Distribution Agreement - Schedules – CFST II

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule I as of June 17, 2020.

COLUMBIA FUNDS SERIES TRUST II
on behalf of its respective Funds

By:	/s/ Christopher O. Petersen
Name: Christopher O. Petersen
Title: President

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Daniel J. Beckman
Name: Daniel J. Beckman
Title: Vice President and Head of U.S. Retail Product

Distribution Agreement - Schedules – CFST II

SCHEDULE II

COMPENSATION

COMPENSATION TO DISTRIBUTOR. In connection with the distribution of Shares, Distributor will be entitled to receive (i) payments pursuant to any Distribution Plan and related agreement from time to time in effect between any Fund and Distributor or any particular class of shares of a Fund (“12b-1 Plan”), (ii) any CDSC applicable to the redemption of a Fund’s Shares, determined in the manner set forth in the then current prospectus and Statement of Additional Information of that Fund, and (iii) any applicable front-end sales charges applicable to the sale of Shares, less any applicable dealer discount.

Approved as of: September 7, 2010